                                                                    EXHIBIT 32.2

     The undersigned officer of Haights Cross Communications, Inc. (the "Company") hereby certifies to his knowledge that the Company's annual report on Form 10-K to which this certification is attached (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                          By:      /s/ PAUL J. CRECCA
                                            ------------------------------------
                                              Name: Paul J. Crecca
                                              Title: Executive Vice President,
                                               Chief Financial Officer and
                                                     Treasurer

Date: April 19, 2004